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Exhibit 5.1

VEDDERPRICE	VEDDER, PRICE, KAUFMAN & KAMMHOLZ 222 NORTH LASALLE STREET CHICAGO, ILLINOIS 60601 312-609-7500 FACSMILE: 312-609-5005
A PARTNERSHIP INCLUDING VEDDER, PRICE, KAUFMAN & KAMMHOLZ P C WITH OFFICES IN CHICAGO NEW YORK CITY AND LIVINGSTON NEW JERSEY

January 24, 2002

Irwin Financial Corporation
500 Washington Street
Columbus, Indiana 47201

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

        We are acting as special counsel to Irwin Financial Corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") relating to the offering up to $90,000,000 of the Company's common shares, no par value (the "Common Shares"), including shares subject to the Underwriters' over-allotment option.

        In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Articles of Incorporation and the Code of By-Laws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

        Based on the foregoing, we are of the opinion that the Common Shares that may be offered and sold pursuant to and in accordance with the Registration Statement (including the shares subject to the over-allotment option) have been duly authorized, and if and when so sold, will be validly issued and fully paid and nonassessable Common Shares.

        We are duly licensed to practice law in the State of Illinois and in rendering the opinion set forth herein, we express no opinion as to the laws of any other jurisdiction other than the Indiana Business Corporation Law as currently in effect.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.

                      Very truly yours,

                      /s/ Vedder, Price, Kaufman & Kammholz

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Exhibit 5.1